Exhibit 10.18

AMENDMENT NUMBER ONE

TO THE

HENRY SCHEIN, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2014

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Supplemental Executive Retirement Plan, amended and restated effective as of January 1, 2014 (the “Plan”);

WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company or an authorized committee may amend the Plan;

WHEREAS, the Compensation Committee is authorized to amend the Plan; and

WHEREAS, the Compensation Committee wishes to amend the definition of “Disability” to explicitly reference that the determination will be made by the Social Security Administration or under the Company’s long-term disability plan.

NOW, THEREFORE, the Plan is hereby amended in its entirety as follows:

1.	Section l (o) of the Plan is hereby amended in its entirety to read as follows:

‘“Disabled’ means that a person has been determined to be disabled by the Social Security Administration or is receiving income replacement benefits for full disability under the Company’s long-term disability plan for a period of not less than 3 months as set forth under Code Section 409A(a)(2)(C)(ii).”

IN WITNESS WHEREOF, this amendment has been executed this 20 day of December, 2018.

HENRY SCHEIN, INC.

By:	/s/ John Lee
Title:	VP, Global Compensation & Benefits